Exhibit 3.2

AMENDED AND RESTATED BYLAWS

of

BENCHMARK ELECTRONICS, INC.

A Texas Corporation

November 4, 2014

AMENDED AND RESTATED BYLAWS

of

BENCHMARK ELECTRONICS, INC.

ARTICLE 1

Offices and Agent

The Corporation may have such offices, either within or without the State of Texas, as the Board of Directors (the “Board”) may designate or as the business of the Corporation may require from time to time.

                The registered office of the Corporation required by the Texas Business Organizations Code (the “TBOC”) to be maintained in the State of Texas may, but need not, be the same as the principal office in the State of Texas, as designated by the Board.  The address of the registered office or the identity of the registered agent may be changed from time to time by the Board.

ARTICLE 2

Shareholders

                Section 1.  Annual Meeting.  The annual meeting of the shareholders shall be held on such date in each year and at such time and place as may be determined by the Board, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting is a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day.  If the election of directors is not held on the day designated for the annual meeting of the shareholders or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

                Section 2.  Special Meetings.  Special meetings of the shareholders may be called by (a) the Chief Executive Officer or the President, (b) the Board, (c) the Chief Executive Officer, the President or the Secretary at the request in writing of a majority of the Board, or (d) the Chief Executive Officer, the President or the Secretary at the request in writing of the holders of at least 10% of all the shares entitled to vote at the proposed special meeting.  Any such request to call a special meeting of the shareholders shall state the purpose or purposes of such meeting.

                Section 3.  Place of Meeting.  The Board may designate any place within or without the State of Texas as the place of meeting for any annual or special meeting of shareholders called by or at the request of the Board.  If no designation is made, or if a special meeting is called otherwise than by or at the request of the Board, the place of meeting shall be the principal office of the Corporation in the State of Texas.

                Section 4.  Notice of Meeting.  Written or printed notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, President, Secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.  Attendance by a shareholder, whether in person or by proxy, at a shareholder’s meeting shall constitute a waiver of notice of such meeting of which such shareholder has had no notice.

                The notice of any meeting of shareholders may be accompanied by a form of proxy and other proxy solicitation materials approved by the Board.

                Section 5.  Fixing Record Dates for Matters Other than Consents to Action.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board  may provide that the share transfer records shall be closed for a stated period not to exceed, in any case, 60 days.  If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least 10 days immediately preceding such meeting.  In lieu of closing the share transfer records, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in the case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board  declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

                Section 6.  Fixing Record Dates for Consents to Action.  Unless a record date shall have previously been fixed or determined pursuant to Section 5  of this Article 2, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board  and the prior action of the Board  is not required by the TBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  Delivery to the Corporation’s principal place of business shall be addressed to the President or the Chief Executive Officer of the Corporation.  If no record date shall have been fixed by the Board and prior action of the Board is required by the TBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board adopts a resolution taking such prior action.

                Section 7.  Voting List.  The officer or agent having charge of the share transfer records of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share transfer records shall be prima-facie evidence as to the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.  The failure to comply with the requirements of this Section 7 shall not affect the validity of any action taken at the meeting.

                Section 8.  Quorum of Shareholders.  A quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.  Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.  The shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

                Section 9.  Proxies.  Any shareholder may vote either in person or by proxy executed in writing by the shareholder.  A telegram, telex, cablegram or other form of electronic transmission, including telephonic transmission, by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section 9.  No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.  A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

                Section 10.  Voting Rights.  Except as otherwise expressly provided in any resolution or resolutions adopted by the Board establishing any series of Preferred Stock, the exclusive voting power of the Corporation shall be vested in the Common Stock.  Except as otherwise expressly provided in any such resolution or resolutions, or as otherwise provided by the TBOC, each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

                Section 11.  Voting Requirement.  With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

                With respect to the election of directors, a director shall be elected only if the director receives the vote of the holders of a majority of the shares entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

                With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the act of the shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by the TBOC.

                Section 12.  Business at Meeting.  To be properly brought before any meeting of shareholders for consideration, business must be (a) specified in the notice of meeting given pursuant to Section 4 of this Article 2, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before the meeting by a shareholder.

                If a shareholder desires to bring business before a meeting for consideration, the shareholder must submit a written notice of the proposed business to the Secretary as provided herein.  In the case of the annual meeting of shareholders, the shareholder’s notice must be received at the principal office of the Corporation not less than 60 days in advance of the date of the Corporation’s notice of annual meeting given in connection with the previous year’s annual meeting of shareholders.  If no such annual meeting was held in the previous year or the date of the current year’s annual meeting has been changed by more than thirty days from the date contemplated in the previous year’s notice of annual meeting, the shareholder’s notice must be received by the Corporation a reasonable period of time before the date of the Corporation’s notice of annual meeting for the current year and any accompanying solicitation of proxies are made.  In the case of a special meeting of shareholders, the shareholder’s notice must be received at the principal office of the Corporation a reasonable period of time prior to the date of the meeting to allow sufficient time for the dissemination of information to the shareholders entitled to vote at such meeting; provided, however, that if at least 30 days’ notice of the meeting has been given to the shareholders, the shareholder’s notice must be received by the Corporation no later than 10 days prior to the date of the meeting.

                A shareholder’s notice of proposed business shall set forth as to each matter that the shareholder proposes to bring before the meeting of shareholders the following information:  (a) a brief description of the business proposed to be brought before the meeting and the reason or reasons for conducting such business at the meeting; (b) the name and address of the shareholder proposing such business; (c) the class, series (if applicable), and number of shares of the Corporation that such shareholder owns beneficially; (d) any material interest of the shareholder in the proposed business; and (e) if the business that the shareholder proposes to bring before the meeting of shareholders is the election to the Board  of a person or persons to be nominated by or on behalf of the shareholder, the information set forth in Section 8 of Article 3.

                After receipt of the shareholder’s notice of proposed business but before the commencement of the meeting of shareholders, the Board, to the extent allowed by law, may consider the subject matter of the proposed business and the reason or reasons for conducting such business at the meeting to determine whether such business should be considered.  Proposed business, notice of which is submitted by a shareholder in accordance with the foregoing procedures, shall be considered at the meeting of shareholders unless the Board determines that the proposed business should not be conducted at the meeting.  If the business is not to be considered at the meeting, the Board shall notify the presiding officer of the meeting of such determination, and such presiding officer shall declare to the meeting that such proposed business is not properly before the meeting and will not be considered.  In addition, with respect to any business proposed to be considered, the presiding officer of the meeting may determine that such business has not been brought properly before the meeting in accordance with the foregoing procedures and, if such determination is made, such proposed business will not be considered at the meeting.

                Section 13.  Actions Without Meeting.  Any action required by the TBOC to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

                Every written consent shall bear the date of signature of each shareholder who signs the consent.  No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 13, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  Delivery to the Corporation’s principal place of business shall be addressed to the President or principal executive officer of the Corporation.

                A telegram, telex, cablegram or other form of electronic transmission by a shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section 13.

                Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

                Section 14.  Telephonic Meetings.  Subject to the provisions required or permitted by the TBOC for notice of meetings, shareholders may participate in and hold a meeting of such shareholders by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and speak to each other.

ARTICLE 3

Board of Directors

                Section 1.  Power.  The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of the Corporation.

                Section 2.  Number, Tenure and Qualifications.  The Board shall consist of not less than 5 or more than 9 members.  The number of directors may be increased above 9 or decreased below 5 from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.  Subject to the foregoing and to any limitations specified by law or in the Articles of Incorporation, the number of directors may be increased or decreased by resolution adopted by a majority of the Board.  Any directorship to be filled by reason of an increase in the number shall be filled by a majority vote of the Board at a meeting called for that purpose, though less than a quorum, for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the remaining directors may not fill more than 2 such directorships during the period between any two such successive annual meetings of shareholders.  No decrease in number shall act to reduce the term of office of a duly elected director unless such director resigns or is removed from office in accordance with these Amended and Restated Bylaws.  Unless removed in accordance with the provisions of these Amended and Restated Bylaws, each director shall hold office until the next annual meeting of shareholders, and until his or her successor shall have been elected and qualified.  A director need not be a resident of the State of Texas or a shareholder of the Corporation.

                Section 3.  Regular Meetings.  A regular meeting of the Board shall be held without notice other than this Section 3  immediately after, and at the same place as, the annual meeting of shareholders.  The Board may provide, by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without notice other than such resolution.

                Section 4.  Special Meetings.  Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or any two directors.  The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Texas, as the place for holding any special meeting called by such person or persons.

                Section 5.  Notice.  Notice of any special meeting of the Board shall be given at least one day prior thereto by written notice delivered personally or mailed to each director at his or her business address, or, on consent of a director, by electronic transmission.  If mailed, such notice shall be deemed to be delivered three days after deposited in the United States mail so addressed, with postage thereon prepaid.  If notice is given by telegram, telex, telecopy or similar means of visual data transmission, such notice shall be deemed to be delivered when transmitted for delivery to the recipient.  Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that such meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

                Section 6.  Quorum.  A majority of the number of directors fixed pursuant to Section 2  of this Article 3 shall constitute a quorum for the transaction of business at any meeting of the Board.  If less than a majority of such number of directors is present at a meeting, a majority of the directors present may adjourn such meeting from time to time without further notice.

                Section 7.  Manner of Acting.

                                (a)           Actions at Meeting.  Except as provided in Paragraph (b) of this Section 7, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

                                (b)           Actions Without Meeting.  Any action required or permitted to be taken at a meeting of the Board or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote at a meeting.  A telegram, telex, cablegram or other form of electronic transmission by a director, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a director, shall be regarded as signed by the director for purposes of this Paragraph (b).

                                (c)           Telephonic Meetings.  Subject to the provisions required or permitted by the TBOC for notice of meetings, members of the Board or any committee designated by the Board may participate in and hold a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                Section 8.  Nominations for Election.  Nominations of persons for election to the Board at the annual meeting of shareholders or any special meeting of shareholders called for the specific purpose of electing directors may be made at any such meeting (a) by or at the direction of the Board, any nominating committee thereof, or any person appointed by the Board or such committee to make such nominations, or (b) by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in this Section 8 as well as Section 12 of Article 2.

                The shareholder’s notice with respect to the nomination of persons for election to the Board shall set forth, as to each person whom the shareholder proposes to nominate, (a) the nominee’s name, age, business and residence address; (b) the principal occupation or employment of the nominee; (c) the class, series (if applicable), and number of shares of the Corporation that the nominee owns beneficially; and (d) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A or any successor rule or regulation under the Securities Exchange Act of 1934, as amended, including, without limitation, the nominee’s consent to being named in the proxy statement as a nominee and to serving as a director if elected.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                No person shall be eligible for nomination as a director of the Corporation at any meeting of shareholders unless such person is nominated in accordance with the procedures set forth herein.  The presiding officer of the meeting may determine that a proposed nomination was not made in accordance with such procedures and, if such determination is made, such proposed nomination will not be considered at the meeting.

                Section 9.  Removal.  At any meeting of shareholders called expressly for the purpose of removal, any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.  In the event that any director is so removed, a new director may be elected at the same meeting for the unexpired term of the director so removed.  The failure to elect a director to fill the unexpired term of any director so removed shall be deemed to create a vacancy in the Board.

                Section 10.  Vacancies.  A vacancy in the Board shall be deemed to exist by reason of the death or resignation of a director, upon the failure of shareholders to elect a director to fill the unexpired term of any director removed in accordance with the provisions of Section 9  of this Article 3, or upon the existence of an unfilled directorship position pursuant to resolution of the Board in accordance with Section 2 of this Article 3.  Any vacancy occurring in the Board may be filled (a) by election at an annual or special meeting of shareholders called for that purpose, or (b) by a majority of the remaining directors though less than a quorum of the Board.  A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

                Section 11.  Committees of Board of Directors.  The Board, by resolution adopted by a majority of the full Board, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternative members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of that committee.  Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board, subject to the limitations set forth in the TBOC.  The designation of a committee of the Board and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

                Section 12.  Compensation.  By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board or any committee, and may be paid a fixed sum for attendance at each meeting of the Board or any committee or a stated salary as directors or committee members.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                Section 13.  Presumption of Assent.   A director of the Corporation who is present at a meeting of the Board or any committee at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless the director shall file the written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE 4

Offices

                Section 1.  Officers.   The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (the number and specific titles thereof to be determined by the Board), a Secretary, a Chief Financial Officer and a Treasurer, each of whom shall be elected by the Board.  Such other officers, including assistant officers, and agents as may be deemed necessary may be elected or appointed by the Board.  Any two or more offices may be held by the same person.

                Section 2.  Election and Term of Office.  The officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after each annual meeting of the shareholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal in accordance with the provisions of Section 3  of this Article 4.

                Section 3.  Removal.  Any officer or agent may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                Section 4.  Vacancies.  A vacancy in any office occurring for any reason may be filled by the Board.  An officer elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

                Section 5.  Powers and Duties of the Chairman of the Board.  The Chairman of the Board, if any, shall preside at all meetings of shareholders and of the Board, and shall have such other authority and perform such other duties as are prescribed by law, the Articles of Incorporation, these Bylaws or by the Board.

                Section 6. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive of the Corporation.  Subject to the control of the Board and the Executive Committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; may sign all certificates for shares of capital stock of the Corporation;  and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Chief Executive Officer by the Board.  In the absence of the Chairman of the Board (or if there is no Chairman of the Board), the Chief Executive Officer shall preside at all meetings of the shareholders and, if the Chief Executive Officer shall also be a director, at all meetings of the Board.

                Section 7. Powers and Duties of the President.  The President  shall report to the Chief Executive Officer and shall serve as the chief operating officer of the Corporation.  Subject to the control of the Board, the Executive Committee (if any) and the Chief Executive Officer, the President shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; may sign all certificates for shares of capital stock of the Corporation;  and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the President by the Chief Executive Officer or by the Board.  In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the shareholders.

                Section 8.  Vice Presidents.  In the absence of the Chief Executive Officer and President, or in the event of their deaths or inability or refusal to act, the Vice President (or if there is more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, in the order of their election) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  Each Vice President shall perform such other duties as the Chief Executive Officer, President or the Board may assign to him or her from time to time.

                Section 9.  Secretary.  The Secretary shall (a) keep the minutes of the meetings of the shareholders and of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) have custody of, and be responsible for, the corporate records and the seal of the Corporation, and see that the seal of the Corporation is affixed to all documents as may be necessary or appropriate; (d) keep a register of the post office address of each shareholder furnished to the Secretary by such shareholder; (e) have general charge of the share transfer records of the Corporation; and (f) in general, perform all duties incident to the office of the Secretary and such other duties the President or the Board may assign to him or her from time to time.

                Section 10.  Chief Financial Officer.  The Chief Financial Officer shall report to the President.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.  The Chief Financial Officer shall deposit, or cause to be deposited, all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board.  The Chief Financial Officer shall disburse all funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer, the President and the members of the Board, whenever they request it, an account of the financial condition of the Corporation, shall perform other duties commonly incident to such office and shall have such other powers and perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President. Unless the Board determines otherwise, the Chief Financial Officer shall have such authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned by the President, Chief Executive Officer and/or by the Board.  The Chief Executive Officer or President may direct the Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and the Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board, the Chief Executive Officer, the President or the Chief Financial Officer shall designate from time to time.

                Section 11.  Treasurer.  The Treasurer shall report to the Chief Financial Officer.  Subject to control of the Chief Financial Officer, the Treasurer shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation from any source whatsoever, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board; and (b) in general, perform all duties incident to the office of the Treasurer and such other duties as the Chief Executive Officer, the President or the Board may assign to him or her from time to time.  If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum, and with such surety or sureties, as the Board shall determine.

                Section 12.  Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries, when authorized by the Board, may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by the Board.  The Assistant Treasurers, if required by the Board, shall give bonds for the faithful discharge of their duties in such sums, and with such sureties, as the Board shall determine.  The Assistant Secretaries and the Assistant Treasurers, in general, shall perform such duties as the Secretary or the Treasurer, respectively, the President or the Board may assign to them from time to time.

                Section 13.  Delegation of Authority.  The Chief Executive Officer, President, and/or the Chief Financial Officer may delegate some or all of the powers or duties of such officer in accordance with these Bylaws to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable.

                Section 14.  Salaries.  The salaries, if any, of the officers shall be fixed by the Board from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE 5

Certificates Representing Shares, Transfer and Replacement

                Section 1.  Certificates Representing Shares.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board.  The certificates shall be signed by the Chief Executive Officer, or the President,  or a Vice President and by the Secretary or an Assistant Secretary, and the signatures of such officers on such certificates may be facsimiles.  The certificates may be sealed with the seal of the Corporation or a facsimile thereof.  In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, together with the number of shares and date of issue, shall be entered in the share transfer records of the Corporation.  All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, stolen or destroyed certificate, a new certificate may be issued therefor as provided in Section 3  of this Article 5.

                Section 2.  Transfer of Shares.  A transfer of shares of the Corporation shall be made only in the share transfer records of the Corporation by the holder of record thereof, or by his or her legal representative who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.  The Corporation shall regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 5  or 6  of Article 2) as the owner of those shares at that time for the purposes specified by the TBOC.

                Section 3.  Lost, Stolen or Destroyed Certificates.  The Corporation shall issue a new certificate in place of any certificate representing shares previously issued if the registered owner of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, or indemnifies the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.  If a certificate has been lost, apparently destroyed or wrongfully taken, and the registered holder of the shares represented thereby fails to notify the Corporation within a reasonable time after he or she has notice of it, and the Corporation registers a transfer of such shares before receiving such notification, the registered holder shall be precluded from making any claim against the Corporation for the transfer or for a new certificate.

ARTICLE 6

Fiscal Year

                Unless otherwise determined by the Board, the fiscal year of the Corporation shall conclude on December 31.

ARTICLE 7

Distributions

                The Board may authorize, and the Corporation may make, distributions subject to any restrictions in its Articles of Incorporation and to the limitations set forth in the TBOC.

ARTICLE 8

Indemnification

                Section 1.  Indemnification.  The Corporation shall indemnify persons who are or were a director or officer of the Corporation against any and all liability, judgments, penalties, fines, settlements and reasonable expenses that may be incurred by them in connection with or resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative in nature, an appeal of any such action, suit or proceeding, or any inquiry or investigation that could lead to any such action, suit or proceeding (each, a “Proceeding”), in each case, to the fullest extent permitted under the TBOC, as currently in effect or as may hereafter be amended or succeeded but, in such case, only to the extent that such amendment or successor law permits the Corporation to provide broader indemnification rights. The right to indemnification conferred in the preceding sentence shall include the right to be paid or reimbursed by the Corporation for the reasonable expenses incurred by the indemnitee in connection with any Proceeding in advance of the final disposition of the Proceeding subject to the requirements of the TBOC. The Corporation may also indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers.

                Section 2.  Non-Exclusivity.  The provisions of Section 1 of this Article 8 shall (a) not be deemed exclusive of any other rights to which any director or officer of the Corporation may be entitled under any agreement, pursuant to a vote of the Board, any committee thereof or the shareholders, as a matter of law or otherwise, either as to action in his or her official capacity or as to action in another capacity while holding such office, (b) continue as to a person who has ceased to be a director, and (c) inure to the benefit of the heirs, executors and administrators of such person.

                Section 3.  Limitation.  No person shall be entitled to indemnification pursuant to this Article 8 in relation to any matter as to which indemnification shall not be permitted by law.

                Section 4.  Defined Terms.  Terms used herein that are defined in the Indemnification Article shall have the respective meanings set forth therein.

ARTICLE 9

Seal

                The Board may provide for a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the five-pointed Texas star.

ARTICLE 10

Waiver of Notice

                Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Articles of Incorporation, these Bylaws or the TBOC, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 11

Procedure

                Meetings of the shareholders and of the Board shall be conducted in accordance with the procedures established by the presiding officer of the meeting.

ARTICLE 12

Participation of Directors and

Officers in Related Businesses

                Unless otherwise provided by contract, directors and officers of the Corporation may hold positions as directors and officers of other corporations in related businesses, and their efforts to advance the interests of those corporations will not create a breach of fiduciary duty to this Corporation in the absence of bad faith.

ARTICLE 13

Amendment

                These Bylaws may be amended or repealed, as to all or some portion thereof, and new bylaws may be adopted, by (a) the Board or (b) the shareholders.